Exhibit 10.17

Summary of Director Fees

For Service on the Board of Directors of Coinstar, Inc.

Effective April 1, 2006

Compensation paid to non-employee directors
Annual retainer	$25,000
Attendance (in person) at Board meeting (per meeting fee)	$1,500
Attendance (by phone) at Board meeting (per meeting fee)	$750
Annual restricted stock award	1,500 shares
Annual stock option grant(1)	8,500 shares
(1) Upon initial election or appointment to the Board or Directors a non-employee director receives a fully-vested stock option to purchase 11,000 shares of Coinstar common stock.

Compensation for attendance at Committee meetings (in person or by telephone)
Audit Committee	$1,250
Compensation Committee	$1,000
Nominating and Governance Committee	$1,000

Additional Compensation for Board and Committee Chairpersons
Non-employee chairperson of the Board	$25,000 plus a stock option to purchase 5,000 shares of Coinstar common stock
Audit Committee (if not Board chairperson)	$10,000
Compensation Committee (if not Board chairperson)	$7,500
Nominating and Governance Committee (if not Board chairperson)	$5,000